EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Registration Statement of Thomas Properties Group, Inc. on Form S-1 of our reports dated April 14, 2004, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/    DELOITTE & TOUCHE LLP

Los Angeles, California

April 14, 2004